Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 29, 2015, with respect to the financial statements and supplemental schedules in the Annual Report of the Resource America, Inc. Investment Savings Plan on Form 11-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statement of Resource America, Inc. on Form S-8 (File No. 333-200141, effective November 12, 2014).

/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
June 29, 2015